For Immediate Release: June 22, 2007

Universal Energy Corp. Calls for Increased Efforts in Domestic Drilling as Global Oil Demand Continues to Rise

Houston, Texas - PR Newswire-FirstCall

In a statement today, Universal Energy Corp. (OTC Bulletin Board: UVSE.OB-News issued a positive progress report, on its three domestic summer drilling projects underway in the prolific Plaquemines Parish region of Southeastern Louisiana. These sites, as well as Universal's prospective drilling locations at its Nisku Reef Project in the oil-rich region of Alberta, Canada have become more significant since the International Energy Agency's Report on rising oil demand was issued earlier this month.

"World oil demand is rising faster than previously expected while non-OPEC supply is growing more slowly", the International Energy Agency was quoted in a June 12, 2007 article in FT.com Financial Times.

The IEA's high profile emphasis on the immediate need for more domestic oil activity has been supported by scientists and analysts in a variety of reports released this month.

Citing references from BP's Statistical Review of World Energy, an article in The Independent Newspaper on June 14, 2007 stated, "Scientists have criticized a major review of the world's remaining oil reserves...." The article continues, "Two-thirds of the world's oil reserves lie in the Middle East and increasing demand will have to be met with massive increases in supply..."

In light of these reports of growing demand for domestic oil production and recent political threats by Iran to cut off their oil production to the U.S., domestic drilling prospects now become even more essential for the future of the American oil supply.

Billy Raley, CEO of Universal Energy Corp. commented, "Recently it has become clear, that our company's Louisiana-based Amberjack Prospect is entering its drilling stage at an opportune time in the market. Producing crude oil on our home turf is increasingly more important as new threats to supply disruption and reduction appear daily." Raley continued, "I am convinced, and the recent scientific reports substantiate, that our nation's future energy needs and economy depend on continued discovery and extraction of oil and gas, right here in the U.S and North America. Universal Energy Corp. wants to lead that charge."

About Universal Energy Corp. - Universal Energy Corp. is an energy company engaged in the acquisition and development of crude oil and natural gas leases in the United States and Canada. We pursue oil and gas prospects in partnership with oil and gas companies with exploration, development and production expertise. Our prospect areas consist of lands in Alberta, Canada and Southeastern Louisiana. Visit www.universalenergycorp.info for more details.

Safe Harbor Statement

All statements, other than statements of historical fact, included in this press release are forward-looking statements within the meaning of the private securities Litigation Reform Act of 1995. The forward-looking statements, including statements about the company's future expectations, including future revenues and earnings, and all other forward-looking statements (i.e., future operational results and sales) are subject to assumptions and beliefs based on current information known to the company and factors that are subject to uncertainties, risk and other influences, which are outside the company's control, and may yield results differing materially from those anticipated. The Company makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration opportunities being fewer than currently anticipated. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

CONTACT:

Universal Energy Corp.

Billy Raley, CEO, (800) 975-2076

braley@universalenergycorp.info

Source: Universal Energy Corp.